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                                                                   EXHIBIT 23.4

The Board of Directors
Imperial Credit Mortgage Holdings, Inc.:

  We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus. Our report dated January 25, 1996 contains an explanatory paragraph stating the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" for the year ended December 31, 1995.

                                          KPMG Peat Marwick LLP

Orange County, California
May 29, 1996